Exhibit 99.1

Herbalife Reports Q2 Net Sales Near Guidance Midpoint;
Q2 Adjusted EBITDA1 Exceeds Guidance;
Raises Net Sales and Adjusted EBITDA1 Full-Year Guidance

Highlights MultiBurn™ Launch and Unveiling of Beta Version of Pro2col App
and Healthy Lifespan Supplement

LOS ANGELES, August 6, 2025 – Herbalife Ltd. (NYSE: HLF) today reported financial results for the second quarter ended June 30, 2025:

Highlights

Second Quarter 2025

● Net sales of $1.3 billion near midpoint of guidance range

○ Down 1.7% vs. Q2 ’24

○ Includes 170 basis points of FX headwinds

○ Flat year-over-year on constant currency basis[2]; near low end of guidance range

● Net income attributable to Herbalife of $49.3 million; adjusted net income[1] $60.5 million

● Adjusted EBITDA[1] of $173.6 million exceeds guidance

○ Adjusted EBITDA[1] at constant currency[2] of $189.6 million exceeds guidance

○ Adjusted EBITDA[1] margin down 30 basis points vs. Q2 ’24

○ Credit Agreement EBITDA[1] of $192.4 million

○ Total leverage ratio remained unchanged at 3.0x at June 30

● Diluted EPS of $0.48; adjusted diluted EPS[1] $0.59

● Net cash provided by operating activities of $96.0 million; capital expenditures of $22.8 million

Recent Developments

●	In July, launched MultiBurn™, an all-new, multifunctional weight-loss supplement supporting metabolic health

●	Unveiled beta version of Pro2col™ digital platform and healthy lifespan supplement at North America Extravaganza in July

[1]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure for historical periods, as applicable, and a discussion of why the Company believes these non-GAAP measures are useful and certain information regarding non-GAAP guidance.

[2]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful.

Outlook

●	Third quarter 2025 guidance provided

●	Full-year 2025 guidance revised: raised net sales and adjusted EBITDA[1], capital expenditures reduced

Management Commentary

Herbalife reported second quarter 2025 net sales of $1.3 billion, down 1.7% year-over-year, including 170 basis points of foreign currency headwinds. On a constant currency basis2, net sales were flat year-over-year.

Second quarter gross profit margin increased to 78.0% compared to 77.9% in the second quarter of 2024. On a year-over-year basis, gross profit margin primarily benefited from approximately 70 basis points of pricing and approximately 20 basis points from lower inventory write-downs, partially offset by approximately 60 basis points of foreign currency headwinds and 10 basis points of input cost inflation.

For the quarter, net income attributable to Herbalife was $49.3 million, with net income margin of 3.9% and adjusted net income1 of $60.5 million. Adjusted EBITDA1 of $173.6 million includes approximately $16 million of foreign currency headwinds year-over-year, with adjusted EBITDA1 margin of 13.8%, down 30 basis points versus the second quarter of 2024. Diluted EPS was $0.48, with adjusted diluted EPS1 of $0.59, which includes a $0.11 year-over-year foreign currency headwind.

Net cash provided by operating activities was $96.0 million and $96.2 million for the three and six months ended June 30, 2025, respectively. Capital expenditures were $22.8 million and $41.1 million for the three and six months ended June 30, 2025, respectively, and capitalized SaaS implementation costs were approximately $4 million and $9 million, respectively. The Company expects to incur total capitalized SaaS implementation costs of approximately $25 million to $30 million for the full year of 2025, which are not included in capital expenditures.

As previously disclosed, in June 2025 the Company redeemed $50.0 million aggregate principal amount of the 7.875% Senior Notes due 2025 (“2025 Notes”) for an aggregate purchase price of $51.3 million, which included $1.3 million of accrued and unpaid interest. As of June 30, the outstanding principal balance of the 2025 Notes was $147.3 million and is due in September 2025. In addition, the Company’s revolving credit facility was undrawn as of June 30.

“Net sales were in line with our expectations, while adjusted EBITDA1 exceeded our expectations,” said John DeSimone, Chief Financial Officer. “We continue to execute with financial discipline and remain firmly on track to reduce our outstanding debt to $1.4 billion by the end of 2028.”

The Company’s distributor growth initiatives drove continued engagement in the second quarter, supported by the global launch of the all-new Herbalife Flex45 Challenge — a distributor engagement program centered on health, product use, personal development and business fundamentals — and sustained momentum from the Herbalife Premier League training and recognition program, initially launched at the end of the first quarter of 2024. This program drove four consecutive quarters of double-digit year-over-year growth in new distributors joining Herbalife worldwide through the first quarter of 2025. As expected, the second quarter faced a more challenging year-over-year comparison, reflecting both the anniversary of the Herbalife Premier League program’s launch and the program’s strong early momentum, marked by particularly high commitment and activity during April 2024. While the number of distributors joining worldwide in the second quarter was flat year-over-year, four of the Company’s five regions reported year-over-year growth in new distributors, led by Latin America, up 16% year-over-year.

In May, June and July, approximately 37,700 attendees convened at Extravaganza training events in Hong Kong, Chile and the U.S., respectively. Just ahead of the Extravaganza in Chile, the Diamond Development Mastermind Program, an ongoing training and accountability program led by CEO Stephan Gratziani and supported by Eric Worre, network marketing industry leader and coach, was expanded to the South and Central America markets. Since the launch of the program in the U.S. in August 2024, approximately 8,900 distributors and service providers have committed to the program. The program will be expanded to India in August 2025, with additional markets to follow in 2026.

Recent Developments

In July, the Company announced the launch of MultiBurn — a next-generation, multi-action weight-loss supplement designed with clinically studied botanical extracts to support key areas of metabolic health*. As many consumers continue to seek pharmaceutical weight-loss solutions, the Company believes MultiBurn, with science-backed ingredients, offers an innovative, non-pharmaceutical approach. MultiBurn is available in the U.S. and will be launching in Puerto Rico in September 2025. In addition, the Company is now offering U.S. customers and preferred members the option to subscribe to automatic monthly deliveries of various products, including MultiBurn.

Also in July, at the North America Extravaganza, the Company unveiled the beta version of its new Pro2col health and wellness digital platform, referred to as Pro2col Beta1 (“1” representing the beta version). Eligible distributors who participated in the event had the opportunity to gain early access to the beta version of the app with the purchase of a 60-day supply of an early release of a healthy lifespan supplement formulated with Niagen®. The product name will be revealed at the time of the commercial launch in the U.S. and Puerto Rico, planned for the fourth quarter of 2025.

Over 7,000 distributors are engaged in this initial beta release, and the Company looks forward to gathering valuable feedback from distributors ahead of the commercial release in the U.S. and Puerto Rico planned for the fourth quarter of 2025, with additional markets to follow beginning in 2026.

“We delivered solid second-quarter results and raised our full-year net sales and adjusted EBITDA1 guidance,” said Stephan Gratziani. “With the launch of MultiBurn™, the beta unveiling of our AI-assisted Pro2col™ app and the early release of our first healthy lifespan supplement, we’re taking bold steps that reinforce our commitment to innovation, transformative growth and long-term value creation.”

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Second Quarter and Year to Date 2025 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

	Reported Net Sales		YoY Growth (Decline)
$ million	Q2 ’25	Q2 ’24	including FX	excluding FX2
North America	272.4	283.2	(3.8)%	(3.8)%
Latin America	210.2	211.7	(0.7)%	9.5%
EMEA	287.9	287.8	0.0%	(1.0)%
Asia Pacific	408.6	416.7	(1.9)%	(1.2)%
China	80.0	81.7	(2.1)%	(2.2)%
Worldwide	1,259.1	1,281.1	(1.7)%	(0.0)%

	Reported Net Sales		YoY Growth (Decline)
$ million	YTD ’25	YTD ’24	including FX	excluding FX2
North America	526.8	549.0	(4.0)%	(3.9)%
Latin America	416.9	425.9	(2.1)%	10.1%
EMEA	561.2	565.7	(0.8)%	1.1%
Asia Pacific	831.1	847.9	(2.0)%	0.2%
China	144.8	156.9	(7.7)%	(7.3)%
Worldwide	2,480.8	2,545.4	(2.5)%	0.7%

Outlook

Third Quarter 2025 Guidance

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+0.5% to +4.5% YoY	150 – 160	20 – 30
Constant Currency(a)	+0.5% to +4.5% YoY	155 – 165
Q3 ’24 Actuals	1,240.3	166.5 13.4% margin	27.1

Full-Year 2025 Guidance – REVISED

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	(1.0)% to +3.0% YoY	640 – 660	75 – 95
Previous Guidance (Apr 30 ’25)	(2.5)% to +2.5% YoY	625 – 655	90 – 120
Constant Currency(a)	0.0% to +4.0% YoY	685 – 705
Previous Guidance (Apr 30 ’25)	+0.5% to +5.5% YoY	690 – 720
FY ’24 Actuals	4,993.1	634.8 12.7% margin	122.0

(a)	Non-GAAP Measure. Represents projections using U.S. dollars at Q3 ’24 and FY ’24 average FX rates, respectively, and adjusting for other FX related impacts. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful and non-GAAP guidance.

Guidance Assumptions

●	Net sales and adjusted EBITDA[1] use the average daily exchange rates for the first two weeks of July 2025 to translate local currency projections

●	Outlook includes preliminary estimates of the impact of incremental tariffs enacted as of August 5, 2025

Earnings Webcast and Conference Call

Herbalife’s senior management team will host an audio webcast and conference call to discuss its second quarter 2025 financial results on Wednesday, August 6, 2025, at 5:30 p.m. ET (2:30 p.m. PT).

The audio webcast will be available at the following link: https://edge.media-server.com/mmc/p/2syhpnp7

Participants joining via the conference call may obtain the dial-in information and personal PIN to access the call by registering at the following link:

https://register-conf.media-server.com/register/BI59ab03b6ef254a23b8c6bf4637584af2

Senior management also plans to reference slides during the webcast and call, which will be available under the Investor Relations section of Herbalife’s website at https://ir.herbalife.com, where financial and other information is posted from time to time. The webcast will also be available at the same website, along with a replay of the webcast following the completion of the event and for 12 months thereafter.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Media Contact:

Thien Ho

Vice President, Global Corporate Communications

thienh@herbalife.com

Investor Contact:

Erin Banyas
Vice President, Head of Investor Relations

erinba@herbalife.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, unfavorable foreign exchange rate fluctuations, and tariffs or retaliatory tariffs, on us; our Members, customers, and supply chain; and the world economy;

●	our ability to attract and retain Members;

●	our relationship with, and our ability to influence the actions of, our Members;

●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance matters;

●	the competitive nature of our business and industry;

●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

●	the Consent Order entered into with the Federal Trade Commission, or FTC, the effects thereof and any failure to comply therewith;

●	risks associated with operating internationally and in China;

●	our ability to execute our growth and other strategic initiatives (such as restructuring efforts and increased market penetration in existing markets);

●	the effectiveness and acceptance of new technology-driven initiatives;

●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the wars in Ukraine and the Middle East, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

●	our reliance on our information technology infrastructure, and our ability to successfully develop, deploy, and integrate artificial intelligence into our business;

●	noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;

●	the sufficiency of our trademarks and other intellectual property;

●	product concentration;

●	our reliance upon, or the loss or departure of any member of, our senior management team;

●	our ability to integrate and capitalize on acquisition transactions;

●	restrictions imposed by covenants in the agreements governing our indebtedness;

●	risks related to our convertible notes;

●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

●	our incorporation under the laws of the Cayman Islands; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 19, 2025, as supplemented by the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed on August 6, 2025, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)
Net sales	$1,259.1	$1,281.1	$2,480.8	$2,545.4
Cost of sales	276.9	283.1	542.1	568.1
Gross profit	982.2	998.0	1,938.7	1,977.3
Royalty overrides	406.5	415.3	808.3	830.5
Selling, general, and administrative expenses	447.9	502.3	879.8	994.5
Other operating income (1)	(4.8)	-	(4.8)	-
Operating income	132.6	80.4	255.4	152.3
Interest expense, net	53.6	57.7	105.6	95.6
Other expense, net (2)	-	10.5	-	10.5
Income before income taxes	79.0	12.2	149.8	46.2
Income taxes	29.8	7.5	50.2	17.2
Net income	$49.2	$4.7	$99.6	$29.0
Net loss attributable to noncontrolling interest	(0.1)	-	(0.1)	-
Net income attributable to Herbalife	$49.3	$4.7	$99.7	$29.0

Earnings per share attributable to Herbalife:
Basic	$0.48	$0.05	$0.98	$0.29
Diluted	$0.48	$0.05	$0.97	$0.29

Weighted-average shares outstanding:
Basic	102.7	100.6	102.2	100.1
Diluted	103.3	101.7	102.8	101.2

(1)	Other operating income for the three and six months ended June 30, 2025 relates to certain China government grant income

(2)	Other expense, net for the three and six months ended June 30, 2024 relates to loss on extinguishment of 2018 Credit Facility, as well as partial redemption and private repurchase of 2025 Notes

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$320.9	$415.3
Receivables, net	96.2	68.9
Inventories	513.1	475.4
Prepaid expenses and other current assets	172.7	184.1
Total current assets	1,102.9	1,143.7

Property, plant and equipment, net	465.8	460.2
Operating lease right-of-use assets	181.8	185.7
Marketing-related intangibles and other intangible assets, net	316.5	312.3
Goodwill	101.0	87.7
Deferred income tax assets	427.8	398.6
Other assets	140.3	139.9
Total assets	$2,736.1	$2,728.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$91.8	$70.0
Royalty overrides	328.8	334.1
Current portion of long-term debt	168.0	283.5
Other current liabilities	505.7	542.8
Total current liabilities	1,094.3	1,230.4

Non-current liabilities:
Long-term debt, net of current portion	1,973.5	1,976.6
Non-current operating lease liabilities	165.4	169.5
Other non-current liabilities	157.3	152.7
Total liabilities	3,390.5	3,529.2

Commitments and contingencies

Shareholders’ deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	294.3	278.2
Accumulated other comprehensive loss	(246.6)	(271.4)
Accumulated deficit	(708.3)	(808.0)
Total Herbalife shareholders’ deficit	(660.5)	(801.1)
Noncontrolling interest	6.1	-
Total shareholders’ deficit	(654.4)	(801.1)
Total liabilities and shareholders’ deficit	$2,736.1	$2,728.1

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended June 30,
	2025	2024
	(unaudited)
Cash flows from operating activities:
Net income	$99.6	$29.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61.2	61.8
Share-based compensation expenses	22.0	23.7
Non-cash interest expense	8.2	5.6
Deferred income taxes	(22.7)	(27.5)
Inventory write-downs	14.9	11.4
Foreign exchange transaction loss	1.9	4.5
Loss on extinguishment of debt	-	10.5
Other	(0.8)	2.8
Changes in operating assets and liabilities:
Receivables	(22.4)	(5.1)
Inventories	(21.9)	(6.6)
Prepaid expenses and other current assets	22.5	(6.4)
Accounts payable	16.0	(3.5)
Royalty overrides	(21.9)	(19.2)
Other current liabilities	(55.0)	41.2
Other	(5.4)	(5.9)
Net cash provided by operating activities	96.2	116.3

Cash flows from investing activities:
Purchases of property, plant and equipment	(41.1)	(69.2)
Acquisition of business and assets	(25.5)	-
Other	(2.8)	0.2
Net cash used in investing activities	(69.4)	(69.0)

Cash flows from financing activities:
Borrowings from senior secured credit facility and other debt, net of discount	270.8	961.7
Principal payments on senior secured credit facility and other debt	(282.1)	(1,413.8)
Repayment of convertible senior notes	-	(197.0)
Proceeds from senior secured notes, net of discount	-	778.4
Repayment of senior notes	(115.0)	(344.3)
Debt issuance costs	(0.1)	(20.9)
Share repurchases	(6.8)	(5.7)
Other	0.8	1.4
Net cash used in financing activities	(132.4)	(240.2)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11.1	(13.3)
Net change in cash, cash equivalents, and restricted cash	(94.5)	(206.2)
Cash, cash equivalents, and restricted cash, beginning of period	438.1	595.5
Cash, cash equivalents, and restricted cash, end of period	$343.6	$389.3

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Credit Agreement EBITDA

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA are calculated as net income attributable to Herbalife excluding the impact of certain unusual or non-recurring items such as expenses related to restructuring initiatives, expenses related to the digital technology program, gains or losses from sale of property, gains or losses from extinguishment of debt and certain tax expenses and benefits, as further detailed in the reconciliations below. In addition, during the fourth quarter of 2024, the Company recognized $147.3 million of non-cash net deferred income tax benefits related to changes the Company initiated to its corporate entity structure, including intra-entity transfers of intellectual property to one of its European subsidiaries, which was excluded from adjusted net income and adjusted diluted EPS. A portion of these non-cash net deferred income tax benefits will reduce cash taxes paid and result in net deferred tax expense recognized in future periods. Beginning in the first quarter of 2025 and in future periods, the related net deferred tax effects will be excluded from adjusted net income and adjusted diluted EPS. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. Credit agreement EBITDA represents EBITDA adjusted for items permitted under the Company’s senior secured credit facilities.

Management believes that such non-GAAP performance measures, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company’s definitions and calculations as set forth in the tables below of adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from, nor as alternatives to, net income attributable to Herbalife or diluted EPS calculated in accordance with U.S. GAAP.

The Company does not provide a reconciliation of forward-looking adjusted EBITDA or constant currency adjusted EBITDA guidance to net income attributable to Herbalife, the comparable U.S. GAAP measure, because, due to the unpredictable or unknown nature of certain significant items, such as income tax expenses or benefits, loss contingencies, and any gains or losses in connection with refinancing transactions, the Company cannot reconcile these non-GAAP projections without unreasonable efforts. The Company expects the variability of these items, which are necessary for a presentation of the reconciliation, could have a significant impact on the Company’s reported U.S. GAAP financial results.

Currency Fluctuation

The Company’s international operations have provided and will continue to provide a significant portion of its total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, the Company also compares the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of the Company’s foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. The Company believes presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of its foreign operations from period to period. In addition, the Company presents adjusted EBITDA on a constant currency basis, which is a non-GAAP financial measure, and is calculated by translating the current period adjusted EBITDA into U.S. dollars using the same foreign currency exchange rates that were used to translate such measure for the previous comparable period and adjusting for other FX related impacts. However, net sales in local currency and adjusted EBITDA on a constant currency basis should not be considered in isolation or as an alternative to net sales and adjusted EBITDA, respectively, in U.S. dollar measures that reflect current period exchange rates, or to net sales and net income attributable to Herbalife calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income attributable to Herbalife to adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
$ million	2025	2024	2025	2024
Net income attributable to Herbalife	$49.3	$4.7	$99.7	$29.0
Expenses related to Technology Realignment Program (1)	3.6	-	3.6	-
Expenses related to Restructuring Program (1)	0.7	48.8	4.0	65.5
Expenses related to Transformation Program (1)	-	3.5	-	9.4
Digital technology program costs (1)	0.4	6.0	2.8	17.0
Loss on extinguishment of debt (1)	-	10.5	-	10.5
Income tax adjustments for above items (1)	(1.3)	(18.7)	(2.6)	(27.3)
Deferred income tax effects, net, related to corporate entity reorganization (2)	7.8	-	12.9	-
Adjusted net income	$60.5	$54.8	$120.4	$104.1

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share	2025	2024	2025	2024
Diluted earnings per share	$0.48	$0.05	$0.97	$0.29
Expenses related to Technology Realignment Program (1)	0.03	-	0.03	-
Expenses related to Restructuring Program (1)	0.01	0.48	0.04	0.65
Expenses related to Transformation Program (1)	-	0.03	-	0.09
Digital technology program costs (1)	-	0.06	0.03	0.17
Loss on extinguishment of debt (1)	-	0.10	-	0.10
Income tax adjustments for above items (1)	(0.01)	(0.18)	(0.03)	(0.27)
Deferred income tax effects, net, related to corporate entity reorganization (2)	0.08	-	0.13	-
Adjusted diluted earnings per share	$0.59	$0.54	$1.17	$1.03

(1)	Based on interim income tax reporting rules, these expense items are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

Excludes tax (benefit)/expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
$ million	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$(1.0)	$-	$(1.0)	$-
Expenses related to Restructuring Program	(0.2)	(15.7)	(1.1)	(20.2)
Expenses related to Transformation Program	-	(0.5)	-	(2.5)
Digital technology program costs	(0.1)	0.1	(0.5)	(2.0)
Loss on extinguisment of debt	-	(2.6)	-	(2.6)
Total income tax adjustments	$(1.3)	$(18.7)	$(2.6)	$(27.3)

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$(0.01)	$-	$(0.01)	$-
Expenses related to Restructuring Program	-	(0.15)	(0.01)	(0.20)
Expenses related to Transformation Program	-	-	-	(0.02)
Digital technology program costs	-	-	(0.01)	(0.02)
Loss on extinguisment of debt	-	(0.03)	-	(0.03)
Total income tax adjustments	$(0.01)	$(0.18)	$(0.03)	$(0.27)

(2)	Non-cash net deferred tax effects related to an income tax benefit previously recognized due to changes to corporate entity structure in the fourth quarter of 2024. Refer to Supplemental Information included herein for further details.

The following are reconciliations of net income attributable to Herbalife to EBITDA, adjusted EBITDA and Credit Agreement EBITDA and Credit Agreement total leverage ratio for the respective periods:

	Three Months Ended					TTM
$ million	Jun 30 ’24	Sep 30 ’24	Dec 31 ’24	Mar 31 ’25	Jun 30 ’25	Jun 30 ’25
Net sales	$1,281.1	$1,240.3	$1,207.4	$1,221.7	$1,259.1	$4,928.5

Net income attributable to Herbalife	$4.7	$47.4	$177.9	$50.4	$49.3	$325.0
Interest expense, net	57.7	56.5	53.9	52.0	53.6	216.0
Income taxes	7.5	23.2	(125.3)	20.4	29.8	(51.9)
Depreciation and amortization	32.6	30.6	29.0	30.7	30.5	120.8
EBITDA	102.5	157.7	135.5	153.5	163.2	609.9
Amortization of SaaS implementation costs	8.7	5.0	5.0	5.7	5.7	21.4
Expenses related to Technology Realignment Program	-	-	-	-	3.6	3.6
Expenses related to Restructuring Program	48.8	2.7	0.9	3.3	0.7	7.6
Expenses related to Transformation Program	3.5	-	4.0	-	-	4.0
Digital technology program costs	6.0	5.1	4.6	2.4	0.4	12.5
Gain on sale of property	-	(4.0)	-	-	-	(4.0)
Loss on extinguishment of debt	10.5	-	-	-	-	-
Adjusted EBITDA	180.0	166.5	150.0	164.9	173.6	655.0
Interest income	2.8	2.8	3.0	2.6	1.8	10.2
Inventory write-downs	6.7	5.6	1.9	11.4	3.5	22.4
Share-based compensation expenses	11.8	13.0	13.3	11.6	10.4	48.3
Other expenses (income) (1)	6.7	9.3	(4.1)	1.5	3.1	9.8
Credit Agreement EBITDA	$208.0	$197.2	$164.1	$192.0	$192.4	$745.7
Credit Agreement Total Debt (2)						$2,206.5
Credit Agreement Total Leverage Ratio						3.0	x

Net income margin	0.4%	3.8%	14.7%	4.1%	3.9%	6.6%
Adjusted EBITDA margin	14.1%	13.4%	12.4%	13.5%	13.8%	13.3%

	Six Months Ended June 30,		Year Ended Dec 31,
$ million	2025	2024	2024
Net sales	$2,480.8	$2,545.4	$4,993.1

Net income attributable to Herbalife	$99.7	$29.0	$254.3
Interest expense, net	105.6	95.6	206.0
Income taxes	50.2	17.2	(84.9)
Depreciation and amortization	61.2	61.8	121.4
EBITDA	316.7	203.6	496.8
Amortization of SaaS implementation costs	11.4	12.3	22.3
Expenses related to Technology Realignment Program	3.6	-	-
Expenses related to Restructuring Program	4.0	65.5	69.1
Expenses related to Transformation Program	-	9.4	13.4
Digital technology program costs	2.8	17.0	26.7
Gain on sale of property	-	-	(4.0)
Loss on extinguishment of debt	-	10.5	10.5
Adjusted EBITDA	338.5	318.3	634.8
Interest income	4.4	6.5	12.3
Inventory write-downs	14.9	11.4	18.9
Share-based compensation expenses	22.0	23.7	50.0
Other expenses (income) (1)	4.6	7.6	12.8
Credit Agreement EBITDA	$384.4	$367.5	$728.8
Credit Agreement Total Debt (2)			$2,332.7
Credit Agreement Total Leverage Ratio			3.2	x

Net income margin	4.0%	1.1%	5.1%
Adjusted EBITDA margin	13.6%	12.5%	12.7%

(1)	Other expenses (income) include certain non-cash items such as bad debt expense, unrealized foreign currency gains and losses, and other gains and losses

(2)	Represents the outstanding principal amount of total debt as of the respective period end